UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The compensation committee (the "Committee") of the Board of Directors (the "Board") of Preferred Apartment Communities, Inc. ("we", "us", or the "Company") approved the grant of 142,046 Class B Units (the "Class B Units") of Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") on January 2, 2013 to certain of our officers and to certain other employees of affiliates of the Company who provide services to the Company and/or the Partnership. These grants were calculated using an aggregate compensation to all grantees of $1,150,000. The Class B Unit grants to certain of our executive officers were in lieu of reimbursement for aggregate annual cash compensation of $975,000 for 2013 for services to be rendered for the benefit of the Company and/or the Partnership. In making these grants, the Company acted in its capacity as the general partner of the Partnership.

The Class B Units will vest one year from the date of grant. The Class B Units can be earned based upon an aggregate $1,150,000 increase in the market capitalization of the Company from a baseline value set on the date of grant. All market capitalization calculations will be based on the total number of shares outstanding on the date of grant. A determination of the number of earned Class B Units will occur on the first anniversary of the date of grant and, to the extent not fully earned on that date, additional determinations will be made at the end of each calendar quarter thereafter until the Class B Units are fully earned or forfeited.

Earned Class B Units will automatically be converted on a one-for-one basis into Class A Units of the Partnership. Class A Units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash, at the option of the Company. The shares of the Company's common stock, if and when issued, will be issued pursuant to the Company's 2011 Stock Incentive Plan.

The Class B Units are designed to qualify as "profits interests" in the Partnership for federal income tax purposes. As a general matter, the profits interests characteristics of a Class B Unit mean that at the time of grant it will not be economically equivalent in value to a Class A Unit. The economic value of a Class B Unit can increase over time as it is earned.

A copy of the form of 2013 Class B Unit Award Agreement for our executive officers is filed as Exhibit 10.1 to this current report and is incorporated herein by reference. The foregoing summary of the 2013 Class B Unit Award Agreement is qualified in its entirety by reference to the form of award agreement.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Form of Preferred Apartment Communities, Inc. 2013 Class B Unit Award Agreement*

* Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 4, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Preferred Apartment Communities, Inc. 2013 Class B Unit Award Agreement*

* Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.